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                                                                     EXHIBIT 8.2

                    [MUNGER, TOLLES & OLSON LLP LETTERHEAD]

                                 July 6, 2001

                                                               (213) 683-9100
                                                             (213) 687-3702 FAX


Price Enterprises, Inc.
17140 Bernardo Center Drive
Suite 300
San Diego, California 92128

         Re: Tax Consequences of Merger of Excel Legacy Corporation and Price Enterprises, Inc.
               ------------------------------------------------------------

Gentlemen

     You have requested our opinion with respect to certain federal income tax consequences of the proposed merger and reorganization (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of March 21, 2001 (the "Agreement"), among Excel Legacy Corporation, a Delaware corporation ("Legacy"), Price Enterprises, Inc., a Maryland corporation ("Enterprises"), and PEI Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of Enterprises ("Merger Sub"). This opinion is being delivered to you in connection with the Form S-4 Registration Statement/Proxy Statement/Prospectus (as amended, and together with the information incorporated by reference or deemed included therein, the "Proxy Statement") filed with respect to the Merger. For purposes of this opinion, all capitalized terms, unless otherwise specified, have the meanings assigned to them in the Agreement.

     In rendering our opinion, we have examined and, with your consent, are relying upon (without any independent investigation or review thereof) the truth, accuracy and completeness, at all relevant times, of the information, statements, covenants, representations and warranties contained in (i) the Agreement (including any exhibits, annexes and schedules thereto), (ii) the Proxy Statement, (iii) the statements and representations made to us via certificates by Enterprises, Merger Sub and Legacy with respect to certain factual matters (the "Certificates"), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. The opinions expressed herein are conditioned on the initial and continuing accuracy of the information, statements, covenants,

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Munger, Tolles & Olson LLP

Price Enterprises, Inc.
July 6, 2001
Page 2

representations and warranties set forth in the documents, certificates,
records and filings referred to above.   We have assumed that all such
information, statements, covenants, representations and warranties qualified by the knowledge and belief of Enterprises, Legacy or Merger Sub will be complete and accurate as of the Effective Time as though not so qualified.
In our examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     We hereby consent to the use of our name under the captions "Proposal 1 for the Enterprises Annual Meeting and the Legacy Annual Meeting -- The Merger -- Material Federal Income Tax Consequences of the Merger" and "Legal Matters" in the Proxy Statement and to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Proxy Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     No opinion is expressed on any matters other than those specifically referred to herein. This opinion represents our best judgment regarding the application of United States federal income tax laws arising under the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, pertinent judicial authorities and published rulings and other pronouncements of the Internal Revenue Service, all as of the date
hereof.   We express no opinion as to the tax consequences of the Merger under any laws other than the federal income tax laws of the United States.

     This opinion does not address the tax consequences of any transaction effected prior to or after the Merger (whether or not such transactions were effected in connection with the Merger), including, without limitation, the Tender Offer, the Exchange Offer and associated consent solicitation, the Legacy Asset Transfer, or the exercise of Legacy Options, warrants or rights to purchase shares of capital stock of Legacy in anticipation of the Merger. This opinion also does not address the United States federal income tax considerations applicable to shareholders or other persons subject to special treatment under United States federal income tax law, including, for example, Legacy shareholders who acquired their Legacy Common Stock through an exercise of Legacy Options, warrants or rights or otherwise as compensation, persons who acquired options, warrants or rights to purchase Enterprises Common Stock through an exchange or conversion of Legacy Options, warrants or rights to purchase shares of capital stock of Legacy, shareholders who are dealers in securities or insurance companies, shareholders who are foreign persons and shareholders who hold their stock as part of a hedge, straddle or conversion transaction.

     We have assumed that (i) all parties to the Agreement, and to any other documents reviewed by us, have acted, and will act, in accordance with the terms of the Agreement and such other documents, (ii) the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions, (iii) the Merger is authorized by and will be

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Munger, Tolles & Olson LLP

Price Enterprises, Inc.
July 6, 2001
Page 3

effected pursuant to applicable state law, and (iv) all statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct, and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incomplete or incorrect at the Effective Time. We have also assumed that (i) the opinion dated the date hereof rendered by Latham & Watkins to Legacy with respect to tax matters concerning the Proxy Statement has been delivered and has not been withdrawn, and (ii) the Merger will be reported by Legacy and Enterprises on their respective federal income tax returns in a manner consistent with the opinion set forth below and in accordance with all applicable reporting requirements set forth in the Treasury Regulations.

     Based solely on and subject to (a) the qualifications, assumptions and limitations set forth herein, and (b) the qualifications, limitations, representations and assumptions contained in the portion of the Proxy Statement captioned "Material Federal Income Tax Consequences of the Merger" and in the Certificates, we are of the opinion that the statements in the Proxy Statement set forth under the caption "Proposal 1 for the Enterprises Annual Meeting and the Legacy Annual Meeting -- The Merger -- Material Federal Income Tax Consequences of the Merger," to the extent such statements constitute matters of law, summaries of legal matters or legal conclusions, are the material United States federal income tax consequences of the Merger under applicable law.

     Except as set forth above, we express no other opinion as to the tax consequences of the Merger and related transactions to any party under federal, state, local or foreign laws. Our opinion is not binding on the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions herein. If all of the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement or if all of the representations, warranties, statements and assumptions upon which we relied (disregarding any qualification as to knowledge or belief) are not true and accurate at all relevant times, our opinion might be adversely affected and may not be relied upon.

     Except as provided below, this opinion is rendered to you and is for your use in connection with the Proxy Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. Notwithstanding the preceding two sentences, this opinion may be relied upon by the shareholders of Legacy in connection with the Merger. This opinion speaks only as of the date hereof, and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other development of which we may later become aware.

                                        Very truly yours,

                                        /s/ MUNGER, TOLLES & OLSON LLP